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                                                                   Exhibit 10.35

                       Amendment to the Dime Bancorp, Inc.
                     Supplemental Executive Retirement Plan

                           Effective January 29, 1998


            The Dime Bancorp, Inc. Supplemental Executive Retirement Plan (the "Plan") is hereby amended in the following particulars:

            1. Clause (ii) of the second paragraph of Paragraph 5 of the Plan is amended to read as follows:

            (ii) is the Participant's other taxable cash-based compensation payable under the Dime Bancorp, Inc. Officer Incentive Plan or other cash-based incentive plan or program or individual arrangement providing for cash-based incentive compensation, in each case with respect to the period for which the determination is made, but excluding any amounts paid (A) to the Participant as a sign-on bonus in connection with the initial commencement of employment of the Participant with the Company or any Parent or Subsidiary and (B) to the Participant with respect to the grant of rights to purchase, and the related purchase of, restricted common stock of the Company;"